                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT



THIS AGREEMENT, made and entered into effective the 1st day of January, 1994, by and between West Coast Bancorp, Inc., a Florida Corporation, (the Company), First National Bank of Southwest Florida (the Bank), (a national banking association organized and existing under the laws of the United States of America), hereinafter referred to as the "Employer", and Michael P. Geml, hereinafter referred to as the "Executive".


                                   WITNESSETH

Whereas, the Company owns 100% of the outstanding stock of the Bank, and;

Whereas, the Board of Directors of the Company and the Bank recognize the experience and knowledge of the Executive in the Banking industry and desire to retain the valuable services and business counsel of Executive, it being in the best interest of the Company and the Bank to arrange terms of employment for Executive so as to reasonably induce Executive to remain in the capacities with the Company and the Bank for the term hereof; and

Whereas, Executive is willing to provide services to the Company and the Bank, in accordance with the terms and conditions hereinafter set forth:

Now Therefore, for and in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. EMPLOYMENT. For the Term of Employment, as hereinafter defined, the Company and the Bank agree to employ the Executive and Executive agrees to accept employment as President of the Bank and the Company and to perform such duties and functions as the Board of Directors of the Company or the Bank may assign to Executive from time to time, during the term hereof. Subject to the terms and conditions hereof, Executive will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, including such duties which are more clearly defined in the Executive's job description, subject to the direction of the Board of Directors. Unless otherwise agreed to by Executive, he shall perform such duties primarily from the Bank's offices in Lee County, Florida. Executive accepts such employment and shall devote his full time, attention and best efforts to the diligent performance of his duties herein specified, and as an officer and director of the Bank and Holding Company and will not directly, or indirectly, accept employment with any other individual, corporation, partnership, government authority or other entity or engage in any other venture for profit which employer or the Board of Directors may consider to be in conflict with the Bank's best interest or to be in competition with the Bank, or which may interfere in any way with the employee's performance of his duties hereunder, whether as an employee, director, officer, stockholder, owner, partner or otherwise; provided, however, that the employee's ownership of less than five percent (5%) of the issued and outstanding stock of a publicly traded corporation shall not by itself be deemed to constitute such competition.

2. TITLE. Executive shall serve as the President and Chief Executive Officer of the Company and President and Chief Executive Officer of the Bank.

3. TERM OF EMPLOYMENT. The term of employment shall be thirty-six (36) calendar months, unless earlier terminated pursuant to this agreement, commencing as of January 1, 1994 and ending on December 31, 1996. Executive's employment pursuant to this agreement shall be terminated by the first to occur of any of the following:

         i.       the death of Executive.

         ii. the complete disability of Executive. Disability shall be as defined in the First National Bank of Southwest Florida's employee personnel manual and as defined by the insurance carrier that administrates such insurance benefits at the time of disability.

         iii. the discharge of Executive by employer for cause. Cause, as used herein shall include, without limitation: dishonesty, theft, conviction of a crime, unethical business conduct, activity which is contrary to the Company's or the Bank's interest, gross or repeated negligence in carrying out Executive's duties, or violation of Executive's obligations hereunder. Discharge for cause will require a majority vote of the entire Board of Directors, or

         iiii. sixty (60) days after Executive has given written notice to employer of his intent to terminate his employment hereunder.

Termination of Executive's employment shall constitute both a tender by Executive of his resignation as an employee, officer and director of Employer, and acceptance by Employer of that tender.

4.  COMPENSATION.

4.1 BASE PAY. During the term of employment, Executive shall be paid an annual base salary which shall be paid in equal installments in accordance with the Company's and the Bank's normal pay practice. Executive's base annual salary shall be $106,000. The parties hereto agree that the base salary shall be paid by the Bank, and shall be applied against the obligation of the Company to pay all or any portion of such base salary hereunder. Executive shall receive an annual review of his performance, and at the discretion of the Board, adjustments to the base salary shall be addressed in said evaluation.

4.2 PERFORMANCE BONUS PLAN. During the term of employment and in addition to the Executive's base salary, Executive shall be entitled to receive such additional bonus payments as follows:

For each of the annual periods of this agreement, employer shall pay to the Executive, a performance bonus, which may be taxed deferred, should Executive choose to defer via any existing deferred compensation agreement, in accordance with the following:

          PERCENTAGE
          OF BUDGETED              PRETAX
          RETURN ON                BONUS
          ASSETS(ROA)              AMOUNT
          -----------              ------
          100%                     $ 2,500
          101% to 110%             $ 5,000
          111% to 120%             $10,000
          121% to 130%             $15,000
          131% to 140%             $25,000
          141% to 150%             $35,000

ROA means, the ratio determined by the employer's net income for the calendar year then ended divided by its year end total assets, as determined by the Employer's independent accounting firm, in accordance with generally accepted accounting principles.

Budgeted ROA means the original projected ROA adopted by the Board of Directors at the beginning of the calendar year.

4.3 EXECUTIVE DEFERRED COMPENSATION PROGRAM. Employer agrees to enter into an agreement with Executive, whereby Executive reduces current compensation in exchange for future payments. The deferred amounts shall be invested in a plan designated by Executive and approved by the Board of Directors.

4.4 ADDITIONAL BENEFITS. During the term of Employment, Executive shall be provided with such employee benefits and benefit levels, including health and life insurance, club membership, as may be provided by the Board of Directors of the Company or the Bank from time to time to other executive officers. Executive shall be entitled to participate in any qualified or unqualified pension, profit sharing or other employee benefit plans adopted by the Company or the Bank hereafter and covering executive officers generally.

4.5 VACATION. Executive shall be entitled to four weeks vacation, per the personnel policy of the First National Bank of Southwest Florida. Any change in vacation policy, shall be dictated by the Bank's personnel policy.

4.6 EXPENSES. Upon Executive's presentment to Employer of expense reports acceptable to Employer and which are in sufficiently detailed form to comply with standards for deduction of business expenses established from time to time by the Internal Revenue Service, Employer will reimburse Executive for such expenses approved by Employer and incurred by Executive in connection with performance with his duties hereunder.

5. CHANGE IN CONTROL OF THE COMPANY. The Company, the Bank and the Executive agree to be bound by that certain Severance Pay Agreement, approved and adopted by the Board of Directors at the meeting held on May 20, 1993.

6.  TERMINATION,

6.1 FOR CAUSE. In the event of termination of Executive's employment for cause, only that compensation accruing to the date of such termination shall be payable, including any unused vacation or sick pay. Compensation accruing to the executive after such date of termination shall abate.

In the event that the Company or the Bank discharges Executive alleging "cause" under this section #6.1, and it is subsequently determined that the termination was "without cause" then such discharge shall be deemed a discharge without cause subject to the provisions of section 6.2 hereof. In the event that the Company or the Bank discharges Executive alleging "cause" under this section, such notice of discharge shall be accompanied by a written and specific description of the circumstances alleging such "cause".

If Executive is terminated "for cause, as herein defined" and it is eventually proven that Executive was terminated "not for cause" then Company and Bank agree to reimburse Executive for all expenses incurred to defend such reversal and compensate Executive under the terms of section 6.2.

6.2 WITHOUT CAUSE. The Company or the Bank may terminate this agreement without cause at any time during the term of employment upon the condition that Executive shall be entitled, as liquidation damages in lieu of all other claims, to monies equal to compensation of one (1) years salary, excluding any and all other benefits. One years salary shall be paid on a regular payroll basis and shall cease upon reemployment, or the term of one year, or the scheduled termination of this agreement, whichever shall first occur.

If termination is due to a change in control of the Company, benefits are payable under the Severance Agreement, with no additional benefits payable under this agreement.


6.3 POST TERMINATION COVENANTS. Executive agrees that for one (1) year following any termination of employment, before the expiration of this agreement, not to participate, directly or indirectly, engage as an employee, director, or officer, of any entity in competition with the Company or the Bank, within Lee County Florida or any county contiguous to Lee County, Florida; provided, however, that the Executive's ownership of less that five percent of the issued and outstanding stock of a publicly traded corporation shall not by itself be deemed to constitute such competition. Furthermore, following such termination, Executive agrees that he will not, without the prior written consent of Employer: i. furnish anyone with the name of or any list or lists which identify, any customers or stockholders of the Employer or utilize such list or information himself; ii. furnish, use or divulge to anyone any confidential information of Employer acquired by him from Employer and relating to Employer's business activities; iii. contact directly or indirectly any customer of Employer for the purpose of soliciting such person's business for any competing entity; iv. hire for any other employer (including himself) any employee of Employer or directly of indirectly cause such employee to leave his or her employment to work for another; (v) pursue an actual or potential business opportunity of interest to and which could be pursued by Employer which came to the attention of Executive in connection with his employment with Employer and which Executive had not previously offered in writing to Employer with sufficient advance notice to allow Employer to examine and pursue or reject such opportunity.

7. ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the parties hereto regarding employment of Executive, and supersedes and replaces any prior agreement relating hereto.

8. ASSIGNMENT. Neither of the parties hereto may assign this agreement without the prior written consent of the other party hereto.

9. SEVERABILITY. Each section and subsection of this agreement constitutes a separate and distinct understanding, covenant and provision hereof. In the event that any provision of this agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this agreement, but every other provision of this agreement shall remain in full force and effect.

10. GOVERNING LAW. This agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Florida.

11. RIGHTS OF THIRD PARTIES. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights of remedies under or by reason of this agreement.

12. AMENDMENT. This agreement may not be amended orally but only by an instrument in writing, duly executed by the parties hereto.

13. NOTICES. Any notice or other document or communication permitted or required to be given to Executive pursuant to the terms hereof shall be deemed given if personally delivered to Executive or sent to him postage prepaid, by registered mail or certified mail, at the main office of the Company at 2724 Del Prado Blvd, Cape Coral, Florida, 33904, or any such address as Executive shall have notified the Company in writing. Any notice or other document or other communication permitted or required to be given to the Company pursuant to the terms hereof shall be deemed given if personally delivered to the Chairman of the Company and of the Bank.

14. WAIVER. The waiver by either party hereto of a breach of any provision of this agreement by the other shall not operate or be construed as a waiver of any subsection breach of the same or any other provision of this agreement by the breaching party.

15. COSTS OF LITIGATION. Should any litigation occur because of an alleged breach of this agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement this 18 day of January 1994.



                                             By: /s/  Thomas Cronin Chairman
                                                 ---------------------------
                                                 Thomas R. Cronin Chairman



                                             By: /s/ Michael P. Geml
                                                 ----------------------------
                                                 Michael P. Geml, Executive




                                         Attest: /s/ Stephen R. Zellner
                                                 ----------------------------
                                                 Stephen R. Zellner,

Return on assets (ROA) means the ratio determined by the Bank's net income for the year divided by its total assets, determined by the bank's independent accounting firm in accordance with generally accepted accounting principles.

                         EMPLOYMENT EXTENSION AGREEMENT



THIS EXTENSION AGREEMENT, made and entered into effective the 17th day of October, 1996, by and between WEST COAST BANCORP, INC, a Florida Corporation, (the Company), FIRST NATIONAL BANK OF SOUTHWEST FLORIDA, (The Bank), herein-after referred to as the "EMPLOYER" and Michael P. Geml, herein-after referred to as the "EXECUTIVE".

Reference is made to the original agreement dated January 18, 1994, that calls for any changes extensions or modifications to be in writing. Said Original EMPLOYMENT AGREEMENT called for a term of employment to begin on January 1, 1994 and terminate on December 31, 1996. It is the intent of this agreement to extend said employment agreement for an addition 36 months, from the date of the original expiration. Said new TERM OF EMPLOYMENT, shall begin on January 1, 1997 and end on December 31, 1999.

No other modifications, amendments or extensions to the original EMPLOYMENT AGREEMENT are addressed in this agreement. Dated this 7th Day of November, 1996.



By: /s/ Thomas R. Cronin
   --------------------------------------
   Thomas R. Cronin, Chairman


By: /s/ Michael P. Geml
   --------------------------------------
   Michael P. Geml, Executive


Attest: /s/ Stephen R. Zellner
       ----------------------------------
       Stephen R. Zellner, Secretary